10 State House Square, SH11
                                                     Hartford, CT 06103-3602

                                                     Amy R. Doberman
                                                     Counsel
                                                     Aetna Variable Fund
April 27, 1999                                       (860) 275-2032
                                                     Fax: (860) 275-2158

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Filing Desk

Re:    Aetna Variable Fund
       Post-Effective Amendment No. 54 to
       Registration Statement on Form N-1A
       (File No. 2-51739 and 811-2514)

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Variable Fund, a Massachusetts business trust (the "Fund"). It is my understanding that the Fund has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Fund, I have reviewed the prospectus and the Fund's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, Maryland and the District of Columbia. My opinion herein as to Maryland law is based upon a limited inquiry thereof that I have deemed appropriate under the circumstances.

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Fund's Declaration of Trust and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

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Page 2
April 27, 1999

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Amy R. Doberman

Amy R. Doberman
Counsel